UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 26, 2011

UHF Incorporated
(Exact name of registrant as specified in its charter)

Michigan
(State or other jurisdiction of Incorporation)

000-49729	38-1740889
(Commission File Number)	(IRS Employer Identification No.)

c/o Unity Venture Capital Associates Ltd. 1270 Avenue of the Americas, New York, New York	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 408-0597

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On October 26, 2011, Peter van Voorst Vader resigned as President of UHF Incorporated (the “Company”).

On October 26, 2011, Omar Cunha was appointed to serve as President of the Company.  Since 2004, Mr. Cunha (age 65) has been a senior partner with Dealmaker Ltd., a consulting and mergers and acquisition firm focusing on telecommunications, information technology, oil and gas, mining, distribution and retail industries. From 1995 to 2009, he was Chairman of the Board of “Bob’s,” a Brazilian fast food company. In 2005, he was Deputy Chairman and CEO of VARIG Brazilian Airline.  From 1995 to 1998, he was President of AT&T Brasil and member of the Management Committee of AT&T International.  Mr. Cunha worked for 27 years in Brazil and abroad (England, Germany and Holland) for the Royal Dutch / Shell Group, and served as President of Shell Brasil, Billiton Metais and Shell Química between 1992 and 1994.

There are no agreements or understandings between Mr. Cunha and any other person pursuant to which he was or is to be selected as an officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UHF INCORPORATED

Dated: October 26, 2011	By:	/s/ Lawrence Burstein
Lawrence Burstein
Treasurer